EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Unilever PLC of our report dated 6 March 2002 relating to the consolidated accounts of the Unilever Group as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999, which appears in Unilever’s Annual Report & Accounts and Form 20-F for the year ended December 31, 2001.

PricewaterhouseCoopers
Chartered Accountants and Registered Auditors
London, England

13 February 2003